Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Clubhouse Media Group, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission (the “Report”), I, Amir Ben-Yohanan, Chief Executive Officer of the Company, and I, Dmitry Kaplun, Chief Financial Officer of the Company, certify that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 12, 2021

/s/ Amir Ben-Yohanan
Chief Executive Officer
(principal executive officer)

/s/ Dmitry Kaplun
Chief Financial Officer
(principal financial officer)